Exhibit 99.1

3rd Quarter 2008

AIMCO
Apartment Investment and Management Company

CLUB 3400

3400 Avenue of the Arts
Costa Mesa, California

Denver, Colorado - October 31, 2008
Apartment Investment and Management Company
Announces Third Quarter 2008 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) today announced results for the third quarter 2008. In accordance with Generally Accepted Accounting Principles (GAAP), all previously reported share and per share data have been adjusted to take into account the special dividends paid on January 30, 2008 and August 29, 2008, which resulted in the issuance of approximately 4.6 million and 5.7 million additional shares of Aimco’s Class A Common Stock, respectively.
•
Net income attributable to common stockholders for the quarter was $163.6 million, compared with a loss of $21.4 million for the third quarter 2007. Higher results were driven primarily by higher gains on dispositions of real estate of $205.4 million, higher investment management income, net of tax, of $14.2 million and higher property net operating income of $6.9 million. These items were partially offset by lower income from discontinued operations (excluding gains on dispositions of real estate) of $18.2 million, higher depreciation and amortization of $9.8 million, higher general and administrative expenses of $6.7 million and lower interest income of $5.4 million. Earnings per share (EPS) attributable to common stockholders was $1.81 on a diluted basis, compared with a loss of $0.20 per share in the third quarter 2007.

•	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary).
•
FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $75.9 million, or $0.82 per share, compared with $80.2 million, or $0.74 per share, in the third quarter 2007.

•	FFO, before the deduction of impairment losses of $0.04 per share and the benefit of net preferred redemption gains of $0.02 per share, was $78.3 million, or $0.84 per share.
•
Before the $0.06 effect of casualty losses associated with Hurricane Ike and Tropical Storm Fay, the deduction of impairment losses, and the benefit of net redemption gains, FFO was $0.90 per share, or $0.07 per share higher than the mid-point of guidance as restated for the August 29, 2008 special dividend. Higher investment management income, net of tax, contributed $0.14 per share to the FFO outperformance and Same Store operating results contributed an additional $0.02 per share. Negative variances included higher property management expenses, general and administrative expenses and provisions for loan losses.

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $51.8 million, or $0.57 per share, compared with $55.9 million, or $0.52 per share, in the third quarter 2007. AFFO includes deductions of $0.27 and $0.25 per share for capital replacement expenditures in the third quarter 2008 and the third quarter 2007, respectively.

Diluted Per Share Results

	THIRD QUARTER
	2008	2007*
Earnings - EPS	$1.81	$(0.20)
Funds from operations - FFO	$0.82	$0.74
FFO before impairment losses and net preferred redemption gains	$0.84	$0.77
Adjusted funds from operations - AFFO	$0.57	$0.52

*	Adjusted to reflect special dividends paid in 2008, see Special Supplement following the Outlook schedule in this earnings release for additional details.

AIMCO 3rd Quarter 2008	Page 2

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “We had a solid third quarter. Property operations produced conventional same-store net operating income growth of 4.3% when compared to the third quarter 2007. Conventional redevelopment leased approximately 1,700 units at substantial increases to rents in place prior to redevelopment. Our redevelopment inventory is down, which will reduce future ‘drag’ from units held vacant. Our transactions teams successfully executed approximately $816 million in property sales during the quarter generating $348 million in net proceeds to Aimco to reduce leverage and fund investments, including redevelopment and share repurchases. We enjoy substantial liquidity and our occupancies are at 95%. Looking forward, we recognize that the environment has become more challenging. Accordingly, we are focused on serving and retaining customers; controlling costs and capital spending; building cash and reducing leverage; and recycling capital to our target markets.”
Chief Financial Officer Tom Herzog adds:  “Our liquidity remains sound and we continue to maintain a safe balance sheet. Our full year FFO guidance is $3.06 to $3.16 per share, which represents guidance provided in our second quarter earnings release with adjustments for the $0.21 per share impact of the August 29th special dividend and $0.06 per share effect of casualty losses associated with Hurricane Ike and Tropical Storm Fay. When taking into consideration these two adjustments, our full year FFO guidance is unchanged.”
Property Operations
Conventional Real Estate Operations
Aimco is among the nation’s largest owners and operators of market rate apartment communities. Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the third quarter 2008, this portfolio included 358 properties with 105,280 units in which Aimco had a weighted average ownership of 90%. During the third quarter 2008, conventional real estate operations generated net operating income of $147.2 million.
“Same Store” Results
In the third quarter 2008, the Same Store portfolio included 255 communities with 71,319 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 91% (See Supplemental Schedules 6a through 6c).
Comparing Same Store results in the third quarter 2008 with the third quarter 2007, total revenue increased $4.7 million, or 2.3%. The increase in revenue was primarily generated by higher average rent, up $13 per unit, or 1.4%, from $924 per unit to $937 per unit, and higher occupancy, which was up 40 basis points from 94.7% to 95.1%. Same Store expenses of $82.3 million decreased $0.5 million, or 0.6%, compared with the prior year, primarily due to decreases in several areas including personnel and related expenses, marketing and contract services. These decreases were partially offset by increases in utilities, repairs and maintenance, real estate taxes and insurance. Same Store portfolio net operating income was $124.7 million for the third quarter 2008, up 4.3% from the third quarter 2007.
Same Store Operating Results

	THIRD QUARTER
	Year-over-year			Sequential
	2008	2007	Variance	2nd Qtr	Variance
Same Store Operating Measures
Average Physical Occupancy	95.1%	94.7%	0.4%	94.8%	0.3%
Average Rent Per Unit	$937	$924	1.4%	$934	0.3%
Total Same Store ($mm)
Revenue	$207.0	$202.3	2.3%	$205.5	0.7%
Expenses	(82.3)	(82.8)	-0.6%	(80.5)	2.2%
NOI	$124.7	$119.5	4.3%	$125.0	-0.2%

AIMCO 3rd Quarter 2008	Page 3

Comparing Same Store results on a sequential basis, total revenue increased $1.5 million, or 0.7%, in the third quarter 2008 compared with the second quarter 2008, driven by a $3 per unit increase in average rental rates and an increase in occupancy of 30 basis points. Expenses increased $1.8 million, or 2.2%, primarily due to higher turnover costs, personnel expenses, real estate taxes and insurance, partially offset by lower utilities and contract services. Net operating income decreased $0.3 million, or 0.2%, on a sequential basis.
Affordable Real Estate Operations
Aimco is among the nation’s largest owners and operators of affordable apartment communities. At the end of the third quarter 2008, Aimco’s owned affordable portfolio included 305 properties with 35,805 units in which Aimco had an average ownership of 51%. During the third quarter 2008, affordable property operations generated net operating income of $21.1 million. Average month-end occupancy for the affordable portfolio increased 30 basis points from 97.4% for the third quarter 2007 to 97.7 % for the third quarter 2008, while average rent per unit increased 3.5% from $744 to $770 per unit.
Investment Management
Investment management includes portfolio strategy, capital allocation, joint ventures, tax credit syndication, acquisitions, dispositions and other transaction activities. Within our owned portfolio, we refer to these activities as Portfolio Management, and their benefit is seen in property operating results and in investment gains. For affiliated partnerships, we refer to these activities as Asset Management for which we are separately compensated through fees paid by third party investors.
Investment management income includes the fees earned for providing asset management services to third party investors, syndication fees and deferred income related to tax credit activities, and portfolio management income earned through investment gains on our owned assets. Consolidated investment management income, net of tax, was $29.9 million in the third quarter 2008 compared to $15.7 million in the third quarter 2007. See Supplemental Schedule 11 for additional information on investment management income.
Portfolio Management
Portfolio management includes the ongoing allocation of investment capital to meet our geographic and product type goals. Our geographic allocation strategy focuses on the largest 20 U.S. markets as measured by total market capitalization. We believe these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. They are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. We may also invest in other markets on an opportunistic basis. As we implement this strategy, we expect to reduce our investment in markets outside the largest 20 markets and to increase our investment in the largest 20 markets both by making acquisitions and through redevelopment spending.
See Supplemental Schedules 6 and 7 for additional details regarding Aimco’s portfolio allocation.
ACQUISITIONS – During the third quarter 2008, Aimco had no significant acquisition activity.
DISPOSITIONS – Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. In the third quarter 2008, Aimco sold 40 conventional properties and five affordable properties with 9,493 and 1,196 units, respectively, for $815.9 million in gross proceeds (Aimco share $653.5 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $347.9 million. Aimco exited three markets during the third quarter: Hartford, CT, Las Vegas, NV and Tucson, AZ.
Aimco’s property dispositions resulted in gains on dispositions of real estate (including gains on dispositions of unconsolidated real estate and other and gains within discontinued operations) of $228.7 million for the third quarter 2008, compared with gains of $23.2 million for the third quarter 2007.
See Supplemental Schedule 8 for additional information on acquisition and disposition activity.

AIMCO 3rd Quarter 2008	Page 4

Redevelopment
Aimco actively reinvests in and upgrades its portfolio through property redevelopments. At the end of the third quarter 2008, Aimco had 43 active conventional redevelopment projects and 18 active tax credit redevelopment projects in process. Aimco’s share of total redevelopment expenditures was $90.2 million during the third quarter 2008. Conventional redevelopment project expenditures totaled $54.2 million and tax credit redevelopment project expenditures totaled $36.0 million for the quarter. Further information on redevelopment projects is provided in Supplemental Schedule 10.
Additional Financial Information
INTEREST INCOME – Consolidated interest income was $5.3 million for the third quarter 2008 compared with $10.8 million for the third quarter 2007. Interest income is earned in part from money market and interest bearing accounts as well as on notes receivable from unconsolidated partnerships and non-affiliates. The decrease in interest income of $5.5 million is primarily the result of lower interest rates.
DEBT ACTIVITY – During the nine months ended September 30, 2008, Aimco closed loans on 53 properties generating gross proceeds of $509.1 million at a weighted average interest rate of 5.45%. This included refinancing $190.9 million in existing mortgage loans. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $279.4 million.
As of September 30, 2008, Aimco had $6.9 billion of consolidated debt outstanding, which consisted of: $5.3 billion of fixed rate mortgage debt; $1.5 billion of floating rate property and corporate debt; and $81.5 million of other borrowings. In addition, Aimco had $73.0 million of floating rate preferred stock outstanding. The fixed and floating rate property debt is primarily non-recourse. Aimco’s FFO exposure to changes in floating interest rates is mitigated by $609.0 million of tax-exempt bonds with rates tied to the Securities Industry and Financial Markets Association Municipal Swap Index (SIFMA) (previously named the Bond Market Association Index), which has historically moved at approximately 0.69% for a 1.00% change in LIBOR, although a dislocation in this relationship occurred in the latter part of the third quarter. Aimco’s exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on entitlement and redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.015 per share per quarter.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.
INTEREST EXPENSE – Consolidated interest expense was $94.6 million for the third quarter 2008 compared with $92.7 million for the third quarter 2007. The $1.9 million increase in interest expense is the result of higher balances on property debt, partially offset by lower weighted average interest rates.
STOCKHOLDERS’ EQUITY – During the third quarter 2008, Aimco repurchased approximately 2.9 million shares of its Class A Common Stock at an average price of $34.45 per share for a total cost of $100.0 million.
During the month of October 2008, Aimco repurchased approximately 2.0 million shares of its Class A Common Stock at an average price of $24.77 per share for a total cost of $50.0 million. Since Aimco began repurchasing shares during the third quarter 2006, the company has repurchased approximately 23.7 million shares, or approximately 24% of shares outstanding on June 30, 2006, at an average price of $38.84 per share for a total cost of $919.6 million.
Although for financial statement purposes GAAP requires that historical share repurchases be restated to reflect shares issued in connection with the special dividends paid on January 30, 2008 and August 29, 2008, the number of shares repurchased as described above has not been adjusted.
We are currently authorized to repurchase approximately 19.3 million additional shares. Repurchases may be made from time to time in the open market or in privately negotiated transactions.

AIMCO 3rd Quarter 2008	Page 5

Also during the third quarter 2008, Aimco repurchased 54 shares, or $27.0 million in liquidation preference, of our Series A Community Reinvestment Act Perpetual Preferred Stock, $0.01 par value per share, for cash totaling $24.8 million. The $2.2 million excess of the carrying value over the redemption price, offset by $0.7 million of issuance costs, represents a net preferred stock redemption gain. Consistent with the treatment of preferred stock redemption costs, these amounts are reflected as an adjustment to NAREIT FFO. See Supplemental Schedule 1 for more detail on the components of FFO and AFFO.
G&A – General and administrative expenses for the third quarter 2008 of $27.3 million increased $6.7 million when compared with the third quarter 2007 primarily due to personnel and related costs and timing of certain expenditures.
Outlook
For the fourth quarter 2008, FFO, before impairment losses and preferred redemption charges, is expected to be in a range from $0.71 to $0.81 per share and we are adjusting our full year FFO guidance from a range of $3.33 to $3.43 per share to a range of $3.06 to $3.16 per share to take into consideration additional shares issued in connection with the August 29, 2008 special dividend and casualty losses associated with Hurricane Ike and Tropical Storm Fay. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on fourth quarter and full year 2008 guidance.
Dividends on Common Stock
As announced on October 16, 2008, the Aimco Board of Directors declared a special dividend of $1.80 per share of Class A Common Stock, to be paid on December 1, 2008, to stockholders of record on October 27, 2008. A portion of the special dividend in the amount of $0.60 per share represents payment of the regular dividend for the quarter ended September 30, 2008, and a portion represents an additional dividend payment in the amount of $1.20 per share associated with taxable gains arising from property dispositions in 2008.
The special dividend will be payable in a combination of cash and additional shares of Class A Common Stock. The aggregate amount of cash payable to stockholders in the special dividend, other than cash payable in lieu of fractional shares, will not exceed $53.2 million. Subject to this limitation on the aggregate amount of cash payable, stockholders may elect to receive payment of the special dividend in cash or in shares, except that cash will be paid in lieu of fractional shares. Stockholders who do not make an election will receive $0.60 per share in cash. Stockholders who elect to receive the special dividend in all cash will receive payment in the form of at least $0.60 per share in cash.
A prospectus and election form was filed with the Securities and Exchange Commission on October 28, 2008 and mailed to stockholders of record as of October 27, 2008. The prospectus describes in detail the terms of the special dividend, including the ability of stockholders to elect to receive the special dividend in the form of cash or shares of Aimco’s Class A Common Stock, and a limitation on the aggregate amount of cash to be included in the special dividend. The cash or stock election must be exercised prior to 5:00 p.m. (EDT) on November 19, 2008.
Aimco expects the special dividend to be a taxable dividend to its stockholders, without regard to whether a particular stockholder receives the dividend in the form of cash or shares. It therefore allows Aimco to satisfy its REIT distribution requirement while preserving cash for other corporate purposes, including debt reduction and share repurchases.
Share and per share amounts disclosed in the accompanying earnings release and supplemental schedules have not been retroactively adjusted for the effect of shares to be issued pursuant to this special dividend, as the number of shares is not presently determinable. Such retroactive adjustments will be reflected in earnings releases and financial information prepared subsequent to the payment date.
Cash dividends declared on Class A Common Stock attributable to the nine months ended September 30, 2008, totaled $1.80 per share, or 98% of AFFO (undiluted) and 69% of FFO (diluted), on a per share basis, and a 6.9% cash yield based on the $35.02 closing price of Aimco’s Class A Common Stock on September 30, 2008. Cash dividends attributable to the nine months ended September 30, 2008, include that portion of the October 2008 special dividend that represents payment of the regular dividend for the third quarter 2008.

AIMCO 3rd Quarter 2008	Page 6

Earnings Conference Call
Please join Aimco management for the Third Quarter 2008 earnings conference call to be held Friday, October 31, 2008, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast by clicking on the Webcast link on Aimco’s website at www.aimco.com/CorporateInformation/Overview.aspx. Alternatively, you may join the conference call via telephone by dialing 800.860.2442, or 412.858.4600 for international callers, and indicating that you wish to join the Apartment Investment and Management Company Third Quarter 2008 earnings conference call. If you are unable to join the live conference call, you may access the conference call replay for seven days by dialing 877.344.7529, or 412.317.0088 for international callers, passcode 423670, or you may access the audiocast replay by clicking on the Webcasts link on Aimco’s website at www.aimco.com/CorporateInformation/About/Financial/news.aspx.
Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2008 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2007, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of any securities for sale.

AIMCO 3rd Quarter 2008	Page 7

About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities. Aimco, through its subsidiaries and affiliates, is one of the largest owners and operators of apartment communities in the United States with 1,067 properties, including 178,083 apartment units, and serves approximately 750,000 residents each year. Aimco’s properties are located in 46 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 3rd Quarter 2008	Page 8

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES:
Rental and other property revenues	$361,996	$345,197	$1,070,604	$1,023,390
Property management revenues, primarily from affiliates	1,227	1,824	4,746	5,192
Asset management and tax credit revenues	32,755	12,747	83,782	39,554

Total revenues	395,978	359,768	1,159,132	1,068,136

OPERATING EXPENSES:
Property operating expenses	172,705	162,829	506,546	473,446
Property management expenses	1,560	1,333	4,018	5,268
Investment management expenses	5,842	5,812	15,859	15,799
Depreciation and amortization	120,771	110,946	343,636	318,691
General and administrative expenses	27,332	20,663	75,820	66,763
Other (income) expenses, net	(3,944)	(4,953)	7,316	(5,776)

Total operating expenses	324,266	296,630	953,195	874,191

Operating income	71,712	63,138	205,937	193,945

Interest income	5,349	10,765	14,248	30,551
(Provision for) recoveries of losses on notes receivable	(2,093)	153	(3,786)	(2,124)
Interest expense	(94,611)	(92,699)	(285,723)	(271,461)
Deficit distributions to minority partners	(17,798)	(11,640)	(22,981)	(13,998)
Equity in (losses) earnings of unconsolidated real estate partnerships	(1,559)	348	(3,431)	(1,710)
Provision for real estate impairment losses	(2,319)	—	(2,319)	—
Gain on dispositions of unconsolidated real estate and other	100,359	5,841	100,345	7,546
Gain on extinguishment of debt	—	—	—	19,373

Income (loss) before minority interests and discontinued operations	59,040	(24,094)	2,290	(37,878)

Minority interests:
Minority interest in consolidated real estate partnerships	11,355	381	15,563	(1,923)
Minority interest in Aimco Operating Partnership, preferred [1]	(1,962)	(1,782)	(5,669)	(5,346)
Minority interest in Aimco Operating Partnership, common [1]	(4,438)	4,080	2,376	8,996

Total minority interests	4,955	2,679	12,270	1,727

Income (loss) from continuing operations	63,995	(21,415)	14,560	(36,151)

Income from discontinued operations, net [3]	111,804	19,074	392,732	78,343

Net income (loss)	175,799	(2,341)	407,292	42,192

Net income attributable to preferred stockholders	12,224	19,020	40,102	51,715

Net income (loss) attributable to common stockholders	$163,575	$(21,361)	$367,190	$(9,523)

Weighted average common shares outstanding [2]	89,650	106,208	93,463	106,888

Weighted average common shares and common share equivalents outstanding [2]	90,266	106,208	93,463	106,888

Earnings (loss) per common share — basic [2]:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$0.58	$(0.38)	$(0.27)	$(0.82)
Income from discontinued operations	1.24	0.18	4.20	0.73

Net income (loss) attributable to common stockholders	$1.82	$(0.20)	$3.93	$(0.09)

Earnings (loss) per common share — diluted [2]:
Income (loss) from continuing operations (net of income attributable to preferred stockholders)	$0.57	$(0.38)	$(0.27)	$(0.82)
Income from discontinued operations	1.24	0.18	4.20	0.73

Net income (loss) attributable to common stockholders	$1.81	$(0.20)	$3.93	$(0.09)

AIMCO 3rd Quarter 2008	Page 9

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income

[1]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.

[2]
Weighted average share, common share equivalent and earnings per share amounts for the periods presented above have been retroactively adjusted for the effect of shares of common stock issued pursuant to the special dividends paid in January and August 2008.

[3]	Income from discontinued operations of consolidated properties consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Rental and other property revenues [4]	$31,044	$76,902	$167,450	$246,806
Property operating expenses [4]	(13,882)	(41,210)	(81,695)	(124,201)
Depreciation and amortization	(7,238)	(18,773)	(39,397)	(59,936)
Other expenses, net	(4,967)	(1,771)	(6,502)	(4,099)

Operating income	4,957	15,148	39,856	58,570
Interest income	420	517	974	1,662
Interest expense	(6,194)	(15,038)	(31,453)	(49,467)
Gain on extinguishment of debt	—	—	—	22,852
Minority interest in consolidated real estate partnerships [4]	298	2,126	855	(1,427)

Income (loss) before gain on dispositions of real estate, impairment losses, deficit distributions to minority partners, income taxes and minority interest in Aimco Operating Partnership	(519)	2,753	10,232	32,190
Gain on dispositions of real estate, net of minority partners’ interest	128,301	17,406	443,795	57,296
Real estate impairment losses, net	(1,798)	—	(8,334)	(783)
Recovery of deficit distributions (deficit distributions) to minority partners	909	(282)	8,325	(726)
Income tax arising from disposals	(4,027)	1,151	(21,091)	(1,610)
Minority interest in Aimco Operating Partnership	(11,062)	(1,954)	(40,195)	(8,024)

Income from discontinued operations, net	$111,804	$19,074	$392,732	$78,343

[4]
Income for the three months ended September 30, 2008, attributable to properties classified as held for sale at September 30, 2008, includes rental and other property revenues, property operating expenses and minority interest in consolidated real estate partnerships of $14.9 million, $6.9 million and $0.1 million (benefit), respectively.

AIMCO 3rd Quarter 2008	Page 10

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Buildings and improvements	$8,752,890	$8,302,059
Land	2,440,154	2,397,070
Accumulated depreciation	(2,822,045)	(2,527,393)

Total real estate	8,370,999	8,171,736
Cash and cash equivalents	219,047	210,461
Restricted cash	306,999	314,890
Accounts receivable	91,703	71,463
Accounts receivable from affiliates	32,842	34,958
Deferred financing costs	61,782	68,548
Notes receivable from unconsolidated real estate partnerships	30,326	35,186
Notes receivable from non-affiliates	150,460	143,054
Investment in unconsolidated real estate partnerships	114,493	117,217
Other assets	202,029	207,857
Deferred income tax asset, net	12,706	14,426
Assets held for sale	303,829	1,216,736

Total assets	$9,897,215	$10,606,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$792,280	$779,737
Property loans payable	5,511,840	5,271,044
Term loans	475,000	475,000
Credit facility	5,100	—
Other borrowings	81,511	75,057

Total indebtedness	6,865,731	6,600,838
Accounts payable	36,477	56,792
Accrued liabilities and other	395,110	449,485
Deferred income	190,617	200,714
Security deposits	45,840	42,912
Liabilities related to assets held for sale	267,890	951,046

Total liabilities	7,801,665	8,301,787

Minority interest in consolidated real estate partnerships	401,351	441,778
Minority interest in Aimco Operating Partnership	109,533	113,263

Stockholders’ equity:
Perpetual preferred stock	696,500	723,500
Class A Common Stock	902	961
Additional paid-in capital	2,850,649	3,049,417
Notes due on common stock purchases	(4,016)	(5,441)
Distributions in excess of earnings	(1,959,369)	(2,018,733)

Total stockholders’ equity	1,584,666	1,749,704

Total liabilities and stockholders’ equity	$9,897,215	$10,606,532

AIMCO 3rd Quarter 2008	Page 11

Outlook and Forward Looking Statement
Fourth Quarter and Full Year 2008
(unaudited)
This Earnings Release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2008 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate transactional income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters and severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2007, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Fourth Quarter 2008	Full Year 2008
GAAP earnings per share [1][4]	-$0.65 to -$0.55	$3.48 to $3.58
FFO per share [2][5]	$0.70 to $0.80	$3.06 to $3.16
AFFO per share [5][6]	[3]	$2.10 to $2.20
2008 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	0.0% to 0.6%
NOI change — 2008 vs. 2007	2.0% to 3.0%	3.25% to 3.75%

[1]
Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) gains or losses on early repayment of debt, (iii) preferred stock redemption related costs or (iv) potential future share repurchases beyond October or special dividends.

[2]
FFO per share represents FFO before impairment losses and preferred redemption related charges or gains. Full year 2008 FFO per share represents guidance provided in our second quarter earnings release with adjustments for the impact of the August 29, 2008 special dividend and casualty losses associated with Hurricane Ike and Tropical Storm Fay. When taking into consideration these two adjustments, our full year FFO guidance is unchanged.

[3]
Outlook for AFFO is provided on an annual basis. AFFO per share has been adjusted for the impact of the August 29, 2008 stock dividend and casualty losses associated with Hurricane Ike and Tropical Storm Fay.

[4]
The GAAP earnings per share is calculated based on 87.4 million and 92.0 million weighted average common shares (diluted) for fourth quarter 2008 and full year 2008, respectively. These share counts include approximately 10.3 million shares issued in connection with the January and August 2008 special dividends, and exclude approximately 2.0 million shares repurchased in October. Weighted average common shares (diluted) for the fourth quarter 2008 and full year 2008 do not include shares to be issued on December 1, 2008, in connection with the special dividend announced on October 16, 2008, as the number of shares to be issued will not be determinable until the valuation dates of November 20 and 21, 2008, have passed.

[5]
FFO per share and AFFO per share are calculated based on 87.7 million and 94.1 million weighted average common shares (diluted) for the fourth quarter 2008 and full year 2008, respectively. These share counts include approximately 10.3 million shares issued in connection with the January and August 2008 special dividends, and exclude approximately 2.0 million shares repurchased in October. Weighted average common shares (diluted) for the fourth quarter 2008 and full year 2008 do not include shares to be issued on December 1, 2008, in connection with the special dividend announced on October 16, 2008, as the number of shares to be issued will not be determinable until the valuation dates of November 20 and 21, 2008, have passed.

[6]
Projected cash dividends are expected to be covered by AFFO, excluding the dividends paid on shares issued in connection with the January and August stock dividends. When taking into consideration cash dividends paid on these additional shares, total projected 2008 cash dividends are expected to exceed AFFO by approximately 5%. The January and August stock dividends were required to avoid corporate level income tax generated from gains on sales of real estate assets in 2008.

AIMCO 3rd Quarter 2008	Page 12

Special Supplement to Third Quarter 2008 Earnings Release
December 2007 and July 2008 Special Dividends
In December 2007, Aimco declared a special dividend, which was paid on January 30, 2008, in a combination of cash and stock. In July 2008, Aimco declared a second special dividend, which was paid on August 29, 2009, in a combination of cash and stock. Accounting principles generally accepted in the United States (GAAP) require that all reported per share data, for current and prior periods, be adjusted to reflect the issuance of the shares in connection with these special dividends as if such shares had been issued at the beginning of the earliest period presented. The following table provides Aimco’s results for the three and nine months ended September 30, 2007, as reported in 2007, prior to the special dividends, and as currently reported, after the effect of the special dividends:

	Three Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2007
Financial Results

Earnings — EPS, excluding special dividends	$(0.22)	$(0.10)
Earnings — EPS, including special dividends	$(0.20)	$(0.09)

Funds from operations — FFO, excluding special dividends	$0.83	$2.45
Funds from operations — FFO, including special dividends	$0.74	$2.20

FFO before impairment and preferred redemption charges, excluding special dividends	$0.86	$2.48
FFO before impairment and preferred redemption charges, including special dividends	$0.77	$2.22

Adjusted funds from operations — AFFO, excluding special dividends	$0.58	$1.80
Adjusted funds from operations — AFFO, including special dividends	$0.52	$1.61

Calculation of Weighted Average Shares

Earnings — EPS
Weighted average common shares — diluted, excluding the special dividends	95,017	95,654
Effect of December 2007 special dividend	4,522	4,522
Effect of July 2008 special dividend	6,669	6,712

Weighted average common shares — diluted, including the special dividends	106,208	106,888

Funds from operations — FFO
Weighted average common shares — diluted, excluding the special dividends	96,287	98,490
Effect of December 2007 special dividend	4,587	4,641
Effect of July 2008 special dividend	6,755	6,902

Weighted average common shares — diluted, including the special dividends	107,629	110,033

FFO before impairment and preferred redemption charges
Weighted average common shares — diluted, excluding the special dividends	96,287	98,490
Effect of December 2007 special dividend	4,587	4,641
Effect of July 2008 special dividend	6,755	6,902

Weighted average common shares — diluted, including the special dividends	107,629	110,033

Adjusted funds from operations — AFFO
Weighted average common shares — diluted, excluding the special dividends	96,201	98,437
Effect of December 2007 special dividend	4,583	4,638
Effect of July 2008 special dividend	6,749	6,898

Weighted average common shares — diluted, including the special dividends	107,533	109,973

AIMCO 3rd Quarter 2008	Page 13

AIMCO 3rd Quarter 2008

SUPPLEMENTAL INFORMATION

AIMCO

Apartment Investment and Management Company

Page

3	Schedule 1	–	Funds From Operations and Adjusted Funds From Operations

5	Schedule 2	–	Proportionate Operating Results Presentation

7	Schedule 3	–	Proportionate Balance Sheet Presentation

8	Schedule 4	–	Share Data

9	Schedule 5	–	Selected Debt Structure and Maturity Data

11	Schedule 6a	–	Same Store Operating Results (3Q 2008 v. 3Q 2007)

12	Schedule 6b	–	Same Store Operating Results (3Q 2008 v. 2Q 2008)

13	Schedule 6c	–	Same Store Operating Results (YTD 3Q 2008 v. YTD 3Q 2007)

14	Schedule 7	–	Total Conventional Portfolio Data by Market

15	Schedule 8	–	Property Acquisition and Sales Activity

16	Schedule 9	–	Capital Expenditures

17	Schedule 10	–	Summary of Redevelopment Activity

18	Schedule 11	–	Aimco Capital

19	Schedule 12	–	Apartment Unit Summary

20	Glossary

AIMCO 3rd Quarter 2008	Page 2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income (loss) attributable to common stockholders [1]	$163,575	$(21,361)	$367,190	$(9,523)
Adjustments:
Depreciation and amortization	120,771	110,946	343,636	318,691
Depreciation and amortization related to non-real estate assets	(4,189)	(3,491)	(13,041)	(14,782)
Depreciation of rental property related to minority partners and unconsolidated entities [2] [3]	(15,005)	(6,230)	(27,334)	(17,353)
Gain on dispositions of unconsolidated real estate and other	(100,359)	(5,841)	(100,345)	(7,546)
Gain on dispositions of non-depreciable assets and other	1,669	6,000	1,669	6,000
Deficit distributions to minority partners [4]	17,798	11,640	22,981	13,998
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [2]	(128,301)	(17,406)	(443,795)	(57,296)
Depreciation of rental property, net of minority partners’ interest [2] [3]	6,229	17,089	34,592	32,595
Deficit distributions (recovery of deficit distributions) to minority partners [4]	(909)	282	(8,325)	726
Income tax arising from disposals	4,027	(1,151)	21,091	1,610
Minority interests in Aimco Operating Partnership’s share of above adjustments	8,848	(10,358)	15,705	(25,615)
Preferred stock dividends	13,706	16,385	41,584	49,080
Preferred stock redemption related (gains) costs	(1,482)	2,635	(1,482)	2,635

Funds From Operations	$86,378	$99,139	$254,126	$293,220
Preferred stock dividends	(13,706)	(16,385)	(41,584)	(49,080)
Preferred stock redemption related gains (costs)	1,482	(2,635)	1,482	(2,635)
Dividends/distributions on dilutive preferred securities	1,758	58	4,850	116

Funds From Operations Attributable to Common Stockholders — Diluted	$75,912	$80,177	$218,874	$241,621
Real estate impairment losses, continuing operations [5]	2,319	—	2,319	—
Real estate impairment losses, discontinued operations [5]	1,798	—	8,334	783
Preferred stock redemption related (gains) costs [6]	(1,482)	2,635	(1,482)	2,635
Minority interests in Aimco Operating Partnership’s share of above adjustments	(218)	(244)	(853)	(316)
Dividends/distributions on dilutive preferred securities	17	—	34	—

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related amounts)	$78,346	$82,568	$227,226	$244,723

Capital Replacements	(27,182)	(29,324)	(72,499)	(73,977)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,341	2,715	6,742	6,850
Dividends/distributions on non-dilutive preferred securities	(1,717)	(58)	(4,767)	(116)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$51,788	$55,901	$156,702	$177,480

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7][8]:
Common shares and equivalents	90,266	107,533	93,948	109,973
Dilutive preferred securities	2,506	96	2,341	60

	92,772	107,629	96,289	110,033

Funds From Operations (excluding impairment losses and preferred stock redemption related amounts)
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7][8]:
Common shares and equivalents	90,266	107,533	93,948	109,973
Dilutive preferred securities	2,526	96	2,354	60

	92,792	107,629	96,302	110,033

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [7][8]:
Common shares and equivalents	90,266	107,533	93,948	109,973
Dilutive preferred securities	110	—	73	—

	90,376	107,533	94,021	109,973

Per Share [7]:
Funds From Operations — Diluted	$0.82	$0.74	$2.28	$2.20
Funds From Operations — Diluted (excluding impairment losses and preferred stock redemption related costs)	$0.84	$0.77	$2.36	$2.22
Adjusted Funds From Operations — Diluted	$0.57	$0.52	$1.67	$1.61
Dividends paid [9]	$3.00	$0.60	$6.11	$1.80

AIMCO 3rd Quarter 2008	Page 3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	“Minority partners’ interest” means minority interest in our consolidated real estate partnerships.

[3]
Adjustments related to minority partners’ share of depreciation of rental property for the nine months ended September 30, 2007, include the subtraction of $15.1 million and $17.8 million for continuing operations and discontinued operations, respectively, related to the VMS debt extinguishment gains. These subtractions are required because we added back the minority partners’ share of depreciation related to rental property in determining FFO in prior periods. Accordingly, the net effect of the VMS debt extinguishment gains on FFO for the nine months ended September 30, 2007, was an increase of $9.3 million ($8.4 million after minority interest in Aimco Operating Partnership).

[4]
In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on NAREIT’s White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[5]
On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. FFO for the three and nine months ended September 30, 2008, includes net impairment losses of $4.1 million and $10.7 million, respectively. FFO for the nine months ended September 30, 2007, includes $0.8 million of impairment losses.

[6]
In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes preferred stock redemption related charges or gains in FFO. As a result, FFO for the three and nine months ended September 30, 2008, includes a redemption discount, net of issuance costs, of $1.5 million. FFO for the three and nine months ended September 30, 2007, includes a redemption premium and issuance costs of $2.6 million.

[7]
Weighted average common shares, common share equivalents, dilutive preferred securities and per share funds from operations and adjusted funds from operations amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of Common Stock issued pursuant to the special dividends paid in January 2008 and August 2008.

[8]	Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP plus additional common share equivalents that are dilutive for FFO or AFFO.

[9]
Dividends paid per share for the periods presented have not been adjusted to give effect to shares of Common Stock issued pursuant to the special dividends paid in January 2008 and August 2008. The $2.51 per share dividend paid January 30, 2008 and the $3.00 per share dividend paid August 29, 2008, were paid in a combination of cash and shares of Common Stock.

AIMCO 3rd Quarter 2008	Page 4

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 1 of 2)
(in thousands) (unaudited)

	Three Months Ended September 30, 2008				Nine Months Ended September 30, 2008
		Proportionate				Proportionate
	Aimco	Share of	Minority	Proportionate	Aimco	Share of	Minority	Proportionate
	GAAP Income	Unconsolidated	Partners’	Income	GAAP Income	Unconsolidated	Partners’	Income
	Statement	Partnerships	Interest	Statement	Statement	Partnerships	Interest	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$228,582	$390	$(21,258)	$207,714	$681,612	$1,246	$(64,943)	$617,915
Acquisition properties [1]	5,806	—	—	5,806	16,580	—	—	16,580
Redevelopment properties [1]	49,251	—	(4,418)	44,833	140,351	—	(12,952)	127,399
Other properties [1]	17,330	166	(1,281)	16,215	51,385	518	(3,824)	48,079
Affordable properties [1]	61,027	4,582	(20,605)	45,004	180,676	15,888	(61,805)	134,759

Total rental and other property revenues	361,996	5,138	(47,562)	319,572	1,070,604	17,652	(143,524)	944,732
Property management revenues, primarily from affiliates [3]	1,227	(216)	1,972	2,983	4,746	(758)	6,779	10,767
Asset management and tax credit revenues	32,755	—	—	32,755	83,782	—	—	83,782

Total revenues	395,978	4,922	(45,590)	355,310	1,159,132	16,894	(136,745)	1,039,281

Operating expenses:
Property operating expenses:
Same Store properties [2]	90,862	206	(8,886)	82,182	272,136	639	(26,957)	245,818
Acquisition properties	2,513	—	—	2,513	8,059	—	—	8,059
Redevelopment properties	22,078	—	(2,174)	19,904	61,194	—	(6,407)	54,787
Other properties	8,886	101	(705)	8,282	25,389	295	(1,905)	23,779
Affordable properties	31,098	2,167	(11,374)	21,891	93,280	7,940	(34,572)	66,648
Casualties, Conventional	4,367	16	589	4,972	13,202	25	1,422	14,649
Casualties, Affordable	619	38	(307)	350	(27)	21	1,152	1,146
Property management expenses, Conventional [4]	10,198	—	(665)	9,533	27,605	—	(1,673)	25,932
Property management expenses, Affordable [4]	2,084	—	(464)	1,620	5,708	—	(1,465)	4,243

Total property operating expenses	172,705	2,528	(23,986)	151,247	506,546	8,920	(70,405)	445,061

Property management expenses [5]	1,560	—	1,128	2,688	4,018	—	3,138	7,156
Investment management expenses	5,842	—	—	5,842	15,859	—	—	15,859
Depreciation and amortization	120,771	910	(15,988)	105,693	343,636	3,114	(30,660)	316,090
General and administrative expenses	27,332	25	(1,255)	26,102	75,820	68	(3,370)	72,518
Other (income) expenses, net	(3,944)	2,269	(4,266)	(5,941)	7,316	5,570	(11,557)	1,329

Total operating expenses	324,266	5,732	(44,367)	285,631	953,195	17,672	(112,854)	858,013

Operating income	71,712	(810)	(1,223)	69,679	205,937	(778)	(23,891)	181,268
Interest income:
General partner loan interest	2,031	(54)	1,564	3,541	6,198	(141)	5,797	11,854
Money market and interest bearing accounts	2,156	207	(402)	1,961	9,058	715	(1,531)	8,242
Accretion on discounted notes receivable	1,162	—	—	1,162	(1,008)	—	—	(1,008)

Total interest income	5,349	153	1,162	6,664	14,248	574	4,266	19,088
Provision for losses on notes receivable	(2,093)	—	—	(2,093)	(3,786)	—	—	(3,786)
Interest expense:
Property debt (primarily non-recourse)	(92,613)	(904)	11,531	(81,986)	(277,593)	(3,233)	35,802	(245,024)
Lines of credit	(7,860)	—	—	(7,860)	(27,751)	—	—	(27,751)
Capitalized interest	5,862	2	(115)	5,749	19,621	6	(614)	19,013

Total interest expense	(94,611)	(902)	11,416	(84,097)	(285,723)	(3,227)	35,188	(253,762)

Deficit distributions to minority partners	(17,798)	—	—	(17,798)	(22,981)	—	—	(22,981)
Equity in losses of unconsolidated real estate partnerships	(1,559)	1,559	—	—	(3,431)	3,431	—	—
Real estate impairment recoveries	(2,319)	—	—	(2,319)	(2,319)	—	—	(2,319)
Gain on dispositions of unconsolidated real estate and other	100,359	—	—	100,359	100,345	—	—	100,345

Income before minority interests and discontinued operations	59,040	—	11,355	70,395	2,290	—	15,563	17,853
Minority interests:
Minority interest in consolidated real estate partnerships	11,355	—	(11,355)	—	15,563	—	(15,563)	—
Minority interest in Aimco Operating Partnership	(6,400)	—	—	(6,400)	(3,293)	—	—	(3,293)

Total minority interests	4,955	—	(11,355)	(6,400)	12,270	—	(15,563)	(3,293)

Income from continuing operations	63,995	—	—	63,995	14,560	—	—	14,560
Income from discontinued operations, net	111,804	—	—	111,804	392,732	—	—	392,732

Net income	175,799	—	—	175,799	407,292	—	—	407,292
Net income attributable to preferred stockholders	12,224	—	—	12,224	40,102	—	—	40,102

Net income attributable to common stockholders	$163,575	$—	$—	$163,575	$367,190	$—	$—	$367,190

(See footnotes on page 2 of 2)

AIMCO 3rd Quarter 2008	Page 5

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 2 of 2)
(in thousands) (unaudited)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2008	2008
Components of FFO:
Real estate operations:
Rental and other property revenues	$319,572	$944,732
Property operating expenses	(151,247)	(445,061)

Net real estate operations	168,325	499,671
Property management, net	295	3,611
Asset management and tax credit revenues, net of investment management expenses	26,913	67,923
Depreciation and amortization related to non-real estate assets	(4,116)	(12,829)
General and administrative expenses	(26,102)	(72,518)
Other expenses (income), net	5,941	(1,329)
Interest income	6,664	19,088
Provision for losses on notes receivable	(2,093)	(3,786)
Interest expense	(84,097)	(253,762)
Gain on disposition of non-depreciable assets	1,669	1,669
Discontinued operations:
Operations and other	10,905	71,801
Interest expense	(5,194)	(26,978)
Preferred stock dividends	(13,706)	(41,584)
Preferred partnership unit distributions	(1,962)	(5,669)
Dividends/distributions on dilutive preferred securities	1,775	4,884

Subtotal before minority interest in Aimco Operating Partnership	$85,217	$250,192

Minority interest in common units of Aimco Operating Partnership	(6,871)	(22,966)

FFO Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related amounts)	$78,346	$227,226

Reconciliation of Net Income to FFO and AFFO:
Net income	$175,799	$407,292
Depreciation and amortization	105,693	316,090
Depreciation and amortization related to non-real estate assets	(4,116)	(12,829)
Gain on dispositions of non-depreciable assets and other	1,669	1,669
Deficit distributions to minority partners	17,798	22,981
Gain on dispositions of unconsolidated real estate and other	(100,359)	(100,345)
Discontinued operations	(118,954)	(396,437)
Real estate impairment losses, continuing operations	2,319	2,319
Real estate impairment losses, discontinued operations	1,798	8,334
Minority interest in Aimco Operating Partnership’s share of adjustments	8,630	14,852
Preferred stock dividends	(13,706)	(41,584)

Dividends/distributions on dilutive preferred securities	1,775	4,884

FFO Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related amounts)	$78,346	$227,226
Capital Replacements	(27,182)	(72,499)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,341	6,742
Dividends/distributions on non-dilutive preferred securities	(1,717)	(4,767)

AFFO Attributable to Common Stockholders — Diluted	$51,788	$156,702

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]
Same store amounts in this schedule differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring items that if included in Schedule 6 would distort Schedule 6 same store results.

[3]
Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the minority partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]
Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 3rd Quarter 2008	Page 6

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
As of September 30, 2008
(in thousands) (unaudited)

		Proportionate
	Consolidated	Share of	Minority	Proportionate
	GAAP	Unconsolidated	Partners’	Balance
	Balance Sheet	Partnerships [1]	Interest [2]	Sheet [3]
ASSETS
Buildings and improvements	$8,752,890	$51,005	$(1,115,831)	$7,688,064
Land	2,440,154	1,991	(120,576)	2,321,569
Accumulated depreciation	(2,822,045)	(34,584)	650,834	(2,205,795)

Total real estate	8,370,999	18,412	(585,573)	7,803,838
Cash and cash equivalents	219,047	1,110	(59,687)	160,470
Restricted cash	306,999	4,988	(61,134)	250,853
Accounts receivable	91,703	418	—	92,121
Accounts receivable from affiliates	32,842	—	—	32,842
Deferred financing costs	61,782	—	—	61,782
Notes receivable from unconsolidated real estate partnerships	30,326	—	—	30,326
Notes receivable from non-affiliates	150,460	—	—	150,460
Investment in unconsolidated real estate partnerships	114,493	(12,127)	—	102,366
Other assets	202,029 [4]	14,554	—	216,583
Deferred income tax asset, net	12,706	—	—	12,706
Assets held for sale	303,829	—	—	303,829

Total assets	$9,897,215	$27,355	$(706,394)	$9,218,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$792,280	$33	$(24,909)	$767,404
Property loans payable	5,511,840	18,563	(691,864)	4,838,539
Term loans	475,000	—	—	475,000
Credit facility	5,100	—	—	5,100
Other borrowings	81,511	—	—	81,511

Total indebtedness	6,865,731	18,596	(716,773)	6,167,554
Accounts payable	36,477	8,759	—	45,236
Accrued liabilities and other	395,110	—	—	395,110
Deferred income	190,617 [5]	—	—	190,617
Security deposits	45,840	—	—	45,840
Liabilities related to assets held for sale	267,890	—	—	267,890

Total liabilities	7,801,665	27,355	(716,773)	7,112,247

Minority interest in consolidated real estate partnerships	401,351	—	10,379	411,730
Minority interest in Aimco Operating Partnership	109,533	—	—	109,533

Net operating assets		$—	$—	$1,584,666

Stockholders’ equity
Perpetual preferred stock	696,500
Class A Common Stock	902
Additional paid-in capital	2,850,649
Notes due on common stock purchases	(4,016)
Distributions in excess of earnings	(1,959,369)

Total stockholders’ equity	1,584,666

Total liabilities and stockholders’ equity	$9,897,215

[1]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[2]
Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $68.0 million.

[3]
Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of September 30, 2008, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[4]	Other assets includes $81.9 million in goodwill and $1.9 million in investments in management contracts.

[5]
Deferred income includes $143.5 million of tax credit equity received that will be recognized in earnings as the related low income housing tax credits and other tax benefits are delivered to the tax credit investors.

AIMCO 3rd Quarter 2008	Page 7

Supplemental Schedule 4
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units Outstanding
	as of
	September 30,		Redemption
	2008		Date [1]	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,050		7/15/2008	9.375%	$101,000
Class T	6,000		7/31/2008	8.000%	150,000
Class U	8,000		3/24/2009	7.750%	200,000
Class V	3,450		9/29/2009	8.000%	86,250
Class Y	3,450		12/21/2009	7.875%	86,250
Series A Community Reinvestment Act	0	[2]	6/30/2011	4.050%[3]	73,000

Total perpetual preferred stock					696,500

Preferred Partnership Units	3,250			7.989%[4]	89,033

Total outstanding preferred securities					$785,533

Common Stock and Equivalents

	Shares/Units Outstanding	Weighted Average Shares / Units
	as of	Three Months Ended		Nine Months Ended
	September 30,	September 30, 2008		September 30, 2008
	2008	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [5] [10]	89,197	89,650	89,650	93,463	93,463
Dilutive securities:
Options, restricted stock and officer loan shares [6] [10]	599	616	616	—	485
High Performance Units [7]	—	—	—	—	—
Convertible preferred securities [8] [10]	—	—	2,506	—	2,341

Total shares and dilutive share equivalents	89,796	90,266	92,772	93,463	96,289

Common Partnership Units and equivalents [9]	9,489	9,519	9,519	9,583	9,583

Total shares, units and dilutive share equivalents	99,285	99,785	102,291	103,046	105,872

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Represents 146 shares at a liquidation preference per share of $500,000.

[3]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

[4]	Coupon is based on a weighted average.

[5]	Includes a deduction of 1.0 million for officer loan shares and unvested restricted stock as of September 30, 2008.

[6]
Stock options, restricted stock and officer loan shares are presumed to be dilutive as of September 30, 2008, and reflect the options and shares outstanding at the end of the period and the $35.02 share price at the end of the period. Dilution for the three and nine months ended September 30, 2008, reflects the weighted average amounts during the period.

[7]
No equivalent common OP units would have been issued if the applicable measurement period for Class IX High Performance Units, which ends on December 31, 2008, had ended on September 30, 2008 (if dilutive). Accordingly no dilutive equivalents have been included in the calculation of dilutive securities.

[8]
Represents the number of common shares that would be issued upon conversion, if dilutive, considering the reduction preferred dividends/distributions that would result from conversion. The potential common shares that would be issued upon conversion is ignored in the determination of shares/units outstanding as of September 30, 2008.

[9]	Includes common OP Units and Class I High Performance Units.

[10]
Class A Common Stock, options, restricted stock and officer loan shares and convertible preferred securities amounts for the periods presented have been retroactively adjusted for the effect of the shares of Common Stock issued pursuant to the special dividends paid in January 2008 and August 2009.

AIMCO 3rd Quarter 2008	Page 8

Supplemental Schedule 5

Selected Debt Structure and Maturity Data As of September 30, 2008 (dollars in thousands) (unaudited)	(page 1 of 2)
I. Debt Balances and Data

		Proportionate			Weighted
		Share of	Minority	Total Aimco	Average	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	Maturity (years)	Average Rate
Property Debt (primarily non-recourse):

Conventional
Portfolio:
Fixed rate loans payable	$4,482,041	$6,622	$(444,161)	$4,044,502	8.4	6.18%
Floating rate loans payable [1]	388,663	—	(17,299)	371,364	2.3	4.35%

Total property loans payable	4,870,704	6,622	(461,460)	4,415,866	7.9	6.02%
Fixed rate tax-exempt bonds	107,285	—	(3,338)	103,947	12.9	5.87%
Floating rate tax-exempt bonds [1]	503,169	—	(5,306)	497,863	13.9	4.29%

Total property tax-exempt bond financing	610,454	—	(8,644)	601,810	13.7	4.56%

Total Conventional portfolio	5,481,158	6,622	(470,104)	5,017,676	8.6	5.85%

Affordable
Portfolio:
Fixed rate loans payable	637,888	11,931	(230,403)	419,416	16.2	5.65%
Floating rate loans payable	3,248	10	—	3,258	12.9	6.63%

Total property loans payable	641,136	11,941	(230,403)	422,674	16.1	5.66%
Fixed rate tax-exempt bonds	76,003	33	(14,077)	61,959	27.4	5.02%
Floating rate tax-exempt bonds [1]	105,823	—	(2,189)	103,634	29.3	5.09%

Total property tax-exempt bond financing	181,826	33	(16,266)	165,593	28.6	5.06%

Total Affordable portfolio	822,962	11,974	(246,669)	588,267	19.6	5.49%

Total property debt	$6,304,120	$18,596	$(716,773)	$5,605,943	9.8	5.81%

Corporate Debt:
Term Loans	$475,000	$—	$—	$475,000	—	4.01%
Credit Facility	5,100	—	—	5,100	—	5.00%

Total corporate debt	$480,100	$—	$—	$480,100	—	4.02%

Other borrowings [3]	$81,511	$—	$—	$81,511

Total Debt	$6,865,731	$18,596	$(716,773)	$6,167,554		5.67%

[1]
Floating rate debt presented above includes $464.7 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At September 30, 2008, the carrying amount of this debt totaled $441.9 million, after recognition of changes in the debt’s fair value in accordance with fair value hedge accounting under SFAS 133.

[2]
The Term Loans and borrowings under the Credit Facility bear interest at LIBOR plus a spread ranging from 1.375% to 1.50%, or at our option, a base rate equal to the Prime rate. At September 30, 2008, the interest rate on the Term Loans and the borrowings under the Credit Facility were based on LIBOR. During October, Aimco elected to set the interest rates on the $75.0 million term loan and Credit Facility at Prime. Upon expiration of the outstanding contract on the $400.0 million term loan in November, Aimco will evaluate then current LIBOR and Prime rates.

[3]
Other borrowings consists primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. At September 30, 2008, other borrowings includes $73.0 million in fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million in variable rate obligations bearing interest at the prime rate plus 1.75%.

II. Debt Maturities

	Consolidated Property Debt					Aimco share
				Percent	Average
	Amortization	Maturities	Total	of Total	Rate	Amortization	Maturities	Total
Q4 2008	24,799	93,134	117,933	1.9%	4.24%	20,922	89,357	110,279
Q1 2009	26,132	117,106	143,238	2.3%	5.31%	22,165	70,629	92,794
Q2 2009	26,609	171,114	197,723	3.1%	4.73%	22,571	167,986	190,557
Q3 2009	27,396	—	27,396	0.4%	—	23,269	—	23,269
Q4 2009	28,300	113,685	141,985	2.3%	4.89%	24,070	109,091	133,161
Q1 2010	29,165	223,082	252,247	4.0%	6.54%	24,907	220,235	245,142
Q2 2010	29,857	46,944	76,801	1.2%	5.10%	25,515	46,898	72,413
Q3 2010	30,311	24,269	54,580	0.9%	5.36%	25,941	20,110	46,051
Q4 2010	30,653	25,284	55,937	0.9%	6.64%	26,254	26,885	53,139
2011	127,256	193,229	320,485	5.1%	5.71%	109,363	117,688	227,051
2012 [1]	131,858	376,937	508,795	8.1%	5.12%	113,919	337,715	451,634
Thereafter			4,407,000	69.8%				3,960,453

Total property debt:			$6,304,120	100.0%				$5,605,943

Corporate Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2009	$—	$75,000	$75,000	15.6%	4.12%
2010 [2]	—	5,100	5,100	1.1%	5.00%
2011	—	400,000	400,000	83.3%	3.99%

Total corporate debt:	$—	$480,100	$480,100	100.0%	4.02%

[1]
In September 2007, Aimco entered into a credit facility with a major life company that provides for short-term, fully pre-payable, non-recourse property borrowings of up to $200.0 million. This facility, which matures October 1, 2010, includes two one-year extension options for a $500,000 fee per extension. At September 30, 2008, outstanding borrowings of $136.0 million are included in 2012 maturities based on the extension options.

[2]	The $650.0 million credit facility that matures May 1, 2009 is included in 2010 due to the one-year extension option.

AIMCO 3rd Quarter 2008	Page 9

Supplemental Schedule 5 (continued)

Selected Debt Structure and Maturity Data	(page 2 of 2)
As of September 30, 2008
(in millions)
(unaudited)
III. Loan Closings
YEAR-TO-DATE LOAN CLOSINGS

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Property Loan Type (all non-recourse)	Amount [1]	Amount	Proceeds [2]	Proceeds [3]	Rate	Rate
Consolidated Loan Closings:
Fixed Rate	$142.6	$443.4	$287.9	$266.2	6.78%	5.78%
Floating Rate	48.3	65.7	17.4	13.2	5.15%	3.25%

Totals	$190.9	$509.1	$305.3	$279.4	6.37%	5.45%

[1]	Original Loan Amount represents the principal balance outstanding at the time of the refinance.

[2]	Net Proceeds is after transaction costs and prepayment penalties.

[3]	Aimco Net Proceeds is after payment of distributions to minority partners and any release of escrow funds.
IV. Capitalization

	March 31, 2008		June 30, 2008		September 30, 2008
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$694	6.3%	$620	6.0%	$480	4.8%

Property debt (Aimco’s share)	6,186	56.1%	5,959	58.1%	5,606	55.9%

Other borrowings	74	0.7%	88	0.9%	82	0.8%

Total debt	6,954	63.1%	6,667	65.0%	6,168	61.5%

Less cash and restricted cash (Aimco’s share)	(365)	-3.3%	(522)	-5.1%	(411)	-4.1%

Net debt	6,589	59.8%	6,145	59.9%	5,757	57.4%

Preferred equity	813	7.4%	813	7.9%	786	7.8%

Common equity at market [1]	3,616	32.8%	3,303	32.2%	3,492	34.8%

Total capitalization	$11,018	100.0%	$10,261	100.0%	$10,035	100.0%

[1]
Common equity at market at September 30, 2008, June 30, 2008 and March 31, 2008, was calculated using 99.720 million, 96.976 million and 100.972 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $35.02, $34.06 and $35.81per share/unit as of September 30, 2008, June 30, 2008 and March 31, 2008, respectively.

V. Credit Ratings

Moody’s Investor Service	Senior Unsecured Shelf	(P) Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (stable outlook)
Fitch	Bank Credit Facility	BBB- (negative outlook)

AIMCO 3rd Quarter 2008	Page 10

Supplemental Schedule 6(a)

Same Store Operating Results
Third Quarter 2008 Compared to Third Quarter 2007
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2008	3Q 2007	Growth	3Q 2008	3Q 2007	Growth	3Q 2008	3Q 2007	Growth	3Q 2008	3Q 2008	3Q 2007	3Q 2008	3Q 2007
Target Markets
Los Angeles	11	3,407	2,825	$16,166	$16,093	0.5%	$5,227	$4,952	5.6%	$10,939	$11,141	-1.8%
Orange County	3	443	373	1,403	1,329	5.6%	464	417	11.3%	939	912	3.0%
San Diego	4	1,622	1,552	5,732	5,448	5.2%	1,740	1,661	4.8%	3,992	3,787	5.4%

Southern CA Total	18	5,472	4,750	23,301	22,870	1.9%	7,431	7,030	5.7%	15,870	15,840	0.2%	68.1%	96.2%	95.1%	$1,744	$1,733
East Bay	2	413	353	1,457	1,400	4.1%	567	545	4.0%	890	855	4.1%
San Francisco	2	522	522	2,523	2,331	8.2%	899	782	15.0%	1,624	1,549	4.8%

Northern CA Total	4	935	875	3,980	3,731	6.7%	1,466	1,327	10.5%	2,514	2,404	4.6%	63.2%	95.8%	96.1%	1,442	1,373
Seattle	2	244	138	482	433	11.3%	174	163	6.7%	308	270	14.1%

Pacific Total	24	6,651	5,763	27,763	27,034	2.7%	9,071	8,520	6.5%	18,692	18,514	1.0%	67.3%	96.2%	95.3%	1,677	1,653

Suburban New York — New Jersey	6	2,312	1,877	6,466	6,110	5.8%	2,184	2,251	-3.0%	4,282	3,859	11.0%
Washington — NoVA — MD	14	6,014	5,960	21,443	20,966	2.3%	6,738	6,760	-0.3%	14,705	14,206	3.5%
Boston	11	4,147	4,147	14,881	14,755	0.9%	4,979	4,952	0.5%	9,902	9,803	1.0%
Philadelphia	6	2,269	2,001	8,635	8,234	4.9%	2,910	2,903	0.2%	5,725	5,331	7.4%

Northeast Total	37	14,742	13,985	51,425	50,065	2.7%	16,811	16,866	-0.3%	34,614	33,199	4.3%	67.3%	96.3%	96.5%	1,190	1,159

Miami	5	1,548	1,344	6,158	6,211	-0.9%	2,607	2,137	22.0%	3,551	4,074	-12.8%
Orlando	12	2,920	2,703	6,598	6,732	-2.0%	3,031	3,113	-2.6%	3,567	3,619	-1.4%
Tampa	9	2,533	2,288	5,628	5,603	0.4%	2,491	2,529	-1.5%	3,137	3,074	2.0%
Other Florida	12	3,363	3,214	9,184	8,967	2.4%	3,972	3,634	9.3%	5,212	5,333	-2.3%

Florida Total	38	10,364	9,549	27,568	27,513	0.2%	12,101	11,413	6.0%	15,467	16,100	-3.9%	56.1%	94.2%	92.5%	934	959

Houston	19	5,696	4,882	10,424	10,067	3.5%	5,056	5,305	-4.7%	5,368	4,762	12.7%
Denver	8	2,324	1,762	4,517	4,265	5.9%	1,734	1,636	6.0%	2,783	2,629	5.9%
Phoenix	16	4,065	3,817	8,423	8,149	3.4%	3,668	3,942	-7.0%	4,755	4,207	13.0%
Dallas — Fort Worth	8	1,930	1,594	3,569	3,357	6.3%	1,808	1,746	3.6%	1,761	1,611	9.3%
Atlanta	4	803	697	1,956	1,870	4.6%	927	923	0.4%	1,029	947	8.7%

Sunbelt Total	93	25,182	22,301	56,457	55,221	2.2%	25,294	24,965	1.3%	31,163	30,256	3.0%	55.2%	94.7%	94.0%	797	797

Chicago	12	3,064	2,887	9,750	9,553	2.1%	4,106	4,222	-2.7%	5,644	5,331	5.9%

Total Target Markets	166	49,639	44,936	145,395	141,873	2.5%	55,282	54,573	1.3%	90,113	87,300	3.2%	62.0%	95.3%	95.0%	1,052	1,037

Opportunistic and Other Markets
Austin	7	1,497	1,497	3,418	3,424	-0.2%	1,561	1,577	-1.0%	1,857	1,847	0.5%
Baltimore	4	1,084	897	2,910	2,909	0.0%	1,139	1,147	-0.7%	1,771	1,762	0.5%
Detroit	2	1,225	1,129	2,442	2,562	-4.7%	1,211	1,298	-6.7%	1,231	1,264	-2.6%
Indianapolis	14	5,456	5,256	9,624	9,453	1.8%	4,728	4,729	0.0%	4,896	4,724	3.6%
Minneapolis	2	733	652	3,643	3,658	-0.4%	1,300	1,439	-9.7%	2,343	2,219	5.6%
Nashville	6	1,866	1,593	3,994	3,863	3.4%	1,663	1,708	-2.6%	2,331	2,155	8.2%
Norfolk	6	1,629	1,451	4,079	3,961	3.0%	1,451	1,379	5.2%	2,628	2,582	1.8%
Raleigh	5	1,233	954	2,084	2,016	3.4%	945	932	1.4%	1,139	1,084	5.1%
San Antonio	8	1,727	1,727	3,255	2,961	9.9%	1,589	1,764	-9.9%	1,666	1,197	39.2%
Other Markets	35	12,533	11,227	26,212	25,691	2.0%	11,469	12,284	-6.6%	14,743	13,407	10.0%

Total Opportunistic and Other Markets	89	28,983	26,383	61,661	60,498	1.9%	27,056	28,257	-4.3%	34,605	32,241	7.3%	56.1%	94.7%	94.4%	740	730

SAME STORE SALES TOTALS	255	78,622	71,319	207,056	202,371	2.3%	82,338	82,830	-0.6%	124,718	119,541	4.3%	60.2%	95.1%	94.7%	$937	$924

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]				154,940	142,826		90,367	79,999		64,573	62,827

Total rental and other property revenues and property operating expense per GAAP Income Statement				$361,996	$345,197		$172,705	$162,829		$189,291	$182,368

[1]
Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 3rd Quarter 2008	Page 11

Supplemental Schedule 6(b)

Same Store Operating Results
Third Quarter 2008 Compared to Second Quarter 2008
(unaudited) (in thousands, except site and unit data)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	3Q 2008	2Q 2008	Growth	3Q 2008	2Q 2008	Growth	3Q 2008	2Q 2008	Growth	3Q 2008	3Q 2008	2Q 2008	3Q 2008	2Q 2008

Target Markets
Los Angeles	11	3,407	2,825	$16,166	$16,209	-0.3%	$5,227	$4,964	5.3%	$10,939	$11,245	-2.7%
Orange County	3	443	373	1,403	1,392	0.8%	464	483	-3.9%	939	909	3.3%
San Diego	4	1,622	1,552	5,732	5,622	2.0%	1,740	1,643	5.9%	3,992	3,979	0.3%

Southern CA Total	18	5,472	4,750	23,301	23,223	0.3%	7,431	7,090	4.8%	15,870	16,133	-1.6%	68.1%	96.2%	95.9%	$1,744	$1,744
East Bay	2	413	353	1,457	1,468	-0.7%	567	651	-12.9%	890	817	8.9%
San Francisco	2	522	522	2,523	2,491	1.3%	899	820	9.6%	1,624	1,671	-2.8%

Northern CA Total	4	935	875	3,980	3,959	0.5%	1,466	1,471	-0.3%	2,514	2,488	1.0%	63.2%	95.8%	96.1%	1,442	1,432
Seattle	2	244	138	482	469	2.8%	174	160	8.7%	308	309	-0.3%

Pacific Total	24	6,651	5,763	27,763	27,651	0.4%	9,071	8,721	4.0%	18,692	18,930	-1.3%	67.3%	96.2%	96.0%	1,677	1,674

Suburban New York — New Jersey	6	2,312	1,877	6,466	6,422	0.7%	2,184	2,150	1.6%	4,282	4,272	0.2%
Washington — NoVA — MD	14	6,014	5,960	21,443	21,238	1.0%	6,738	6,812	-1.1%	14,705	14,426	1.9%
Boston	11	4,147	4,147	14,881	14,855	0.2%	4,979	5,270	-5.5%	9,902	9,585	3.3%
Philadelphia	6	2,269	2,001	8,635	8,416	2.6%	2,910	2,842	2.4%	5,725	5,574	2.7%

Northeast Total	37	14,742	13,985	51,425	50,931	1.0%	16,811	17,074	-1.5%	34,614	33,857	2.2%	67.3%	96.3%	96.3%	1,190	1,181

Miami	5	1,548	1,344	6,158	6,154	0.1%	2,607	2,521	3.4%	3,551	3,633	-2.3%
Orlando	12	2,920	2,703	6,598	6,651	-0.8%	3,031	2,965	2.2%	3,567	3,686	-3.2%
Tampa	9	2,533	2,288	5,628	5,704	-1.3%	2,491	2,394	4.1%	3,137	3,310	-5.2%
Other Florida	12	3,363	3,214	9,184	9,050	1.5%	3,972	3,766	5.5%	5,212	5,284	-1.4%

Florida Total	38	10,364	9,549	27,568	27,559	0.0%	12,101	11,646	3.9%	15,467	15,913	-2.8%	56.1%	94.2%	93.3%	934	944

Houston	19	5,696	4,882	10,424	10,353	0.7%	5,056	4,963	1.9%	5,368	5,390	-0.4%
Denver	8	2,324	1,762	4,517	4,436	1.8%	1,734	1,637	5.9%	2,783	2,799	-0.6%
Phoenix	16	4,065	3,817	8,423	8,335	1.1%	3,668	3,474	5.6%	4,755	4,861	-2.2%
Dallas — Fort Worth	8	1,930	1,594	3,569	3,505	1.8%	1,808	1,733	4.3%	1,761	1,772	-0.6%
Atlanta	4	803	697	1,956	1,954	0.1%	927	870	6.6%	1,029	1,084	-5.1%

Sunbelt Total	93	25,182	22,301	56,457	56,142	0.6%	25,294	24,323	4.0%	31,163	31,819	-2.1%	55.2%	94.7%	94.3%	797	798

Chicago	12	3,064	2,887	9,750	9,883	-1.3%	4,106	3,721	10.3%	5,644	6,162	-8.4%

Total Target Markets	166	49,639	44,936	145,395	144,607	0.5%	55,282	53,839	2.7%	90,113	90,768	-0.7%	62.0%	95.3%	95.2%	1,052	1,049

Opportunistic and Other Markets
Austin	7	1,497	1,497	3,418	3,224	6.0%	1,561	1,656	-5.7%	1,857	1,568	18.4%
Baltimore	4	1,084	897	2,910	2,936	-0.9%	1,139	1,063	7.1%	1,771	1,873	-5.4%
Detroit	2	1,225	1,129	2,442	2,428	0.6%	1,211	1,366	-11.3%	1,231	1,062	15.9%
Indianapolis	14	5,456	5,256	9,624	9,495	1.4%	4,728	4,729	0.0%	4,896	4,766	2.7%
Minneapolis	2	733	652	3,643	3,578	1.8%	1,300	1,265	2.8%	2,343	2,313	1.3%
Nashville	6	1,866	1,593	3,994	3,984	0.3%	1,663	1,647	1.0%	2,331	2,337	-0.3%
Norfolk	6	1,629	1,451	4,079	4,026	1.3%	1,451	1,428	1.6%	2,628	2,598	1.2%
Raleigh	5	1,233	954	2,084	2,058	1.3%	945	930	1.6%	1,139	1,128	1.0%
San Antonio	8	1,727	1,727	3,255	3,202	1.7%	1,589	1,564	1.6%	1,666	1,638	1.7%
Other Markets	35	12,533	11,227	26,212	25,986	0.9%	11,469	11,044	3.8%	14,743	14,942	-1.3%

Total Opportunistic and Other Markets	89	28,983	26,383	61,661	60,917	1.2%	27,056	26,692	1.4%	34,605	34,225	1.1%	56.1%	94.7%	94.2%	740	736

SAME STORE SALES TOTALS	255	78,622	71,319	207,056	205,524	0.7%	82,338	80,531	2.2%	124,718	124,993	-0.2%	60.2%	95.1%	94.8%	$937	$934

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]				154,940	148,773		90,367	79,778		64,573	68,995

Total rental and other property revenues and property operating expense per GAAP Income Statement				$361,996	$354,297		$172,705	$160,309		$189,291	$193,988

[1]
Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 3rd Quarter 2008	Page 12

Supplemental Schedule 6(c)

Same Store Operating Results
Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007
(unaudited) (in thousands, except site and unit data)

													Operating
				Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
			Effective	YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q		YTD 3Q	YTD 3Q	YTD 3Q	YTD 3Q	YTD 3Q
	Properties	Units	Units	2008	2007	Growth	2008	2007	Growth	2008	2007	Growth	2008	2008	2007	2008	2007

Target Markets
Los Angeles	11	3,407	2,825	$48,629	$47,705	1.9%	$15,375	$14,699	4.6%	$33,254	$33,006	0.8%
Orange County	3	443	373	4,204	3,976	5.7%	1,411	1,221	15.6%	2,793	2,755	1.4%
San Diego	4	1,622	1,552	16,886	15,906	6.2%	5,051	4,964	1.8%	11,835	10,942	8.2%

Southern CA Total	18	5,472	4,750	69,719	67,587	3.2%	21,837	20,884	4.6%	47,882	46,703	2.5%	68.7%	96.0%	95.4%	$1,743	$1,708
East Bay	2	413	353	4,392	4,141	6.1%	1,800	1,588	13.4%	2,592	2,553	1.5%
San Francisco	2	522	522	7,488	6,762	10.7%	2,534	2,296	10.4%	4,954	4,466	10.9%

Northern CA Total	4	935	875	11,880	10,903	9.0%	4,334	3,884	11.6%	7,546	7,019	7.5%	63.5%	96.7%	96.1%	1,429	1,333
Seattle	2	244	138	1,408	1,249	12.7%	486	501	-3.0%	922	748	23.3%

Pacific Total	24	6,651	5,763	83,007	79,739	4.1%	26,657	25,269	5.5%	56,350	54,470	3.5%	67.9%	96.2%	95.6%	1,673	1,626

Suburban New York — New Jersey	5	1,960	1,525	15,617	14,699	6.2%	4,980	5,150	-3.3%	10,637	9,549	11.4%
Washington — NoVA — MD	14	6,014	5,960	64,117	62,345	2.8%	20,437	19,841	3.0%	43,680	42,504	2.8%
Boston	11	4,147	4,147	44,488	44,038	1.0%	15,938	15,826	0.7%	28,550	28,212	1.2%
Philadelphia	6	2,269	2,001	25,705	24,604	4.5%	8,916	8,723	2.2%	16,789	15,881	5.7%

Northeast Total	36	14,390	13,633	149,927	145,686	2.9%	50,271	49,540	1.5%	99,656	96,146	3.7%	66.5%	96.4%	96.4%	1,183	1,150

Miami	5	1,548	1,344	18,485	18,393	0.5%	7,751	7,278	6.5%	10,734	11,115	-3.4%
Orlando	12	2,920	2,703	19,725	20,359	-3.1%	9,138	9,003	1.5%	10,587	11,356	-6.8%
Tampa	9	2,533	2,288	16,950	16,804	0.9%	7,383	7,379	0.1%	9,567	9,425	1.5%
Other Florida	11	3,219	3,070	25,979	26,201	-0.8%	11,049	10,398	6.3%	14,930	15,803	-5.5%

Florida Total	37	10,220	9,405	81,139	81,757	-0.8%	35,321	34,058	3.7%	45,818	47,699	-3.9%	56.5%	93.3%	92.9%	943	959

Houston	19	5,696	4,882	31,115	29,780	4.5%	15,135	15,208	-0.5%	15,980	14,572	9.7%
Denver	8	2,324	1,762	13,422	12,692	5.8%	5,030	5,048	-0.4%	8,392	7,644	9.8%
Phoenix	16	4,065	3,817	24,896	24,164	3.0%	10,868	11,070	-1.8%	14,028	13,094	7.1%
Dallas — Fort Worth	8	1,930	1,594	10,509	10,029	4.8%	5,302	4,950	7.1%	5,207	5,079	2.5%
Atlanta	4	803	697	5,796	5,610	3.3%	2,589	2,633	-1.7%	3,207	2,977	7.7%

Sunbelt Total	92	25,038	22,157	166,877	164,032	1.7%	74,245	72,967	1.8%	92,632	91,065	1.7%	55.5%	94.5%	93.8%	796	793

Chicago	12	3,064	2,887	29,556	28,476	3.8%	11,739	12,356	-5.0%	17,817	16,120	10.5%

Total Target Markets	164	49,143	44,440	429,367	417,933	2.7%	162,912	160,13	2 1.7%	266,455	257,801	3.4%	62.1%	95.3%	94.9%	1,049	1,028

Opportunistic and Other Markets
Austin	7	1,497	1,497	9,992	9,699	3.0%	4,687	4,764	-1.6%	5,305	4,935	7.5%
Baltimore	4	1,084	897	8,904	8,817	1.0%	3,421	3,456	-1.0%	5,483	5,361	2.3%
Detroit	2	1,225	1,129	7,215	7,605	-5.1%	4,026	4,121	-2.3%	3,189	3,484	-8.5%
Indianapolis	14	5,456	5,256	28,581	27,882	2.5%	13,908	13,802	0.8%	14,673	14,080	4.2%
Minneapolis	2	733	652	10,716	10,405	3.0%	4,000	4,255	-6.0%	6,716	6,150	9.2%
Nashville	6	1,866	1,593	11,932	11,393	4.7%	4,853	4,901	-1.0%	7,079	6,492	9.0%
Norfolk	6	1,629	1,451	12,000	11,772	1.9%	4,196	4,184	0.3%	7,804	7,588	2.8%
Raleigh	5	1,233	954	6,142	5,933	3.5%	2,743	2,739	0.1%	3,399	3,194	6.4%
San Antonio	8	1,727	1,727	9,617	8,974	7.2%	4,835	4,822	0.3%	4,782	4,152	15.2%
Other Markets	33	12,040	10,794	74,023	73,078	1.3%	32,424	32,984	-1.7%	41,599	40,094	3.8%

Total Opportunistic and Other Markets	87	28,490	25,950	179,122	175,558	2.0%	79,093	80,028	-1.2%	100,029	95,530	4.7%	55.8%	94.2%	94.3%	732	718

SAME STORE SALES TOTALS	251	77,633	70,390	608,489	593,491	2.5%	242,005	240,16	0 0.8%	366,484	353,331	3.7%	60.2%	94.9%	94.7%	$933	$915

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement [1]				462,115	429,899		264,541	233,286		197,574	196,613

Total rental and other property revenues and property operating expense per GAAP Income Statement				$1,070,604	$1,023,390		$506,546	$473,446		$564,058	$549,944

[1]
Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

AIMCO 3rd Quarter 2008	Page 13

Supplemental Schedule 7

Total Conventional Portfolio Data by Market
(unaudited)

	Quarter Ended September 30, 2008
	Properties	Units	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	16	4,261	3,679	8.7%	$2,174
Orange County	4	1,213	1,143	1.9%	1,626
San Diego	6	2,144	2,074	3.1%	1,211

Southern CA Total	26	7,618	6,896	13.7%	1,817
East Bay	2	413	353	0.5%	1,276
San Francisco	6	773	773	1.3%	1,517
San Jose	1	224	224	0.4%	1,676

Northern CA Total	9	1,410	1,350	2.2%	1,469

Seattle	3	348	203	0.3%	1,149

Pacific Total	38	9,376	8,449	16.2%	1,739

Manhattan	23	1,222	1,220	3.6%	2,453
Suburban New York — New Jersey	7	3,147	2,712	3.8%	1,298

New York Total	30	4,369	3,932	7.4%	1,636
Washington — NoVA — MD	16	6,190	6,071	10.1%	1,188
Boston	12	4,251	4,251	5.9%	1,178
Philadelphia	9	4,432	4,085	5.3%	1,250

Northeast Total	67	19,242	18,339	28.7%	1,301

Miami	6	2,674	2,448	5.2%	2,014
Other Florida Markets	42	12,375	11,345	9.2%	846

Florida Total	48	15,049	13,793	14.4%	1,057

Houston	20	5,798	4,983	3.2%	679
Denver	8	2,324	1,762	1.6%	747
Phoenix	20	5,164	4,804	3.2%	694
Dallas — Fort Worth	9	2,090	1,753	1.1%	712
Atlanta	11	3,005	2,484	1.8%	865

Sunbelt Total	116	33,430	29,579	25.3%	874

Chicago	19	5,559	5,160	5.6%	1,103

Total Target Markets	240	67,607	61,527	75.8%	1,136
Opportunistic and other markets [1]	117	35,135	31,308	24.2%	749

Grand Total	357	102,742	92,835	100.0%	$1,003

	Quarter Ended September 30, 2007
	Properties	Units	Effective Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	16	4,262	4,261	9.7%	$2,115
Orange County	4	1,213	1,143	1.9%	1,490
San Diego	6	2,144	2,074	2.6%	1,159

Southern CA Total	26	7,619	7,478	14.2%	1,746
East Bay	3	693	633	0.7%	1,133
San Francisco	6	773	773	1.2%	1,444

Northern CA Total	9	1,466	1,406	1.9%	1,298

Seattle	4	468	282	0.2%	900

Pacific Total	39	9,553	9,166	16.3%	1,638

Manhattan	22	1,214	1,213	3.4%	2,430
Suburban New York — New Jersey	7	3,147	2,631	2.8%	1,062

New York Total	29	4,361	3,844	6.2%	1,456
Washington — NoVA — MD	19	9,067	8,643	10.5%	1,112
Boston	11	4,147	4,147	5.3%	1,173
Philadelphia	9	4,432	4,078	5.0%	1,201

Northeast Total	68	22,007	20,712	27.0%	1,208

Miami	6	2,674	2,388	4.2%	1,662
Other Florida Markets	48	13,781	12,007	8.9%	852

Florida Total	54	16,455	14,395	13.1%	986

Houston	30	8,008	6,562	3.3%	644
Denver	12	2,878	2,269	1.7%	713
Phoenix	20	5,164	4,803	2.7%	686
Dallas — Fort Worth	17	4,206	3,484	1.8%	641
Atlanta	13	3,505	2,804	1.7%	785

Sunbelt Total	146	40,216	34,317	24.3%	804

Chicago	22	6,344	5,535	5.1%	1,023

Total Target Markets	275	78,120	69,730	72.7%	1,038
Opportunistic and other markets [1]	170	48,542	41,615	27.3%	724

Grand Total	445	126,662	111,345	100.0%	$917

[1]
For the quarters ended September 30, 2008 and 2007, Aimco’s conventional portfolio included assets in 22 and 26 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 3rd Quarter 2008	Page 14

Supplemental Schedule 8
Property Acquisition and Sales Activity
(unaudited)
THIRD QUARTER 2008 PROPERTY ACQUISITION ACTIVITY (dollars in millions, except average rent)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional	100%	1	104	$19.0	$—	$1,579
YEAR-TO-DATE 2008 PROPERTY ACQUISITION ACTIVITY (dollars in millions, except average rent)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional [1]	100%	2	328	$75.0	$35.0	$1,523

[1]	The properties acquired are located in San Jose, CA and Brighton, MA.
THIRD QUARTER 2008 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [1]

	Number	Number					Aimco	Aimco
	of	of	Gross	FCF [2]	Property	Net Sales [3]	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds	Proceeds	Proceeds	Rent

Conventional [5]	40	9,493	$607.3	6.1%	$259.8	$298.4	$516.5	$254.6	$740

Affordable [4]	5	1,196	208.6	4.5%	63.9	130.1	137.0	93.3	1,567

Total Dispositions	45	10,689	$815.9	5.7%	$323.7	$428.5	$653.5	$347.9	$834

YEAR-TO-DATE 2008 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [1]

	Number	Number					Aimco	Aimco
	of	of	Gross	FCF [2]	Property	Net Sales [3]	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds	Proceeds	Proceeds	Rent

Conventional	81	22,571	$1,530.6	5.8%	$660.2	$745.7	$1,295.8	$616.6	$754

Affordable [4]	9	1,651	242.8	4.2%	80.2	144.2	165.7	107.0	1,448

Total Dispositions	90	24,222	$1,773.4	5.6%	$740.4	$889.9	$1,461.5	$723.6	$803

[1]	Property sales activity for the periods presented does not include land and commercial sales with total Aimco net proceeds of $2.2 million.

[2]
Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price, excluding transaction costs and prepayment penalties.

[3]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[4]
Third quarter and year-to-date property sales include two unconsolidated properties consisting of 671 units, which generated Aimco gross and net proceeds totaling $119.0 million and $92.6 million, respectively.

[5]	The following table presents selected market information regarding the conventional dispositions during the third quarter 2008:

Market	Properties	Units
Target Markets:
Houston	10	2,210
Tampa	1	357
Denver	2	338
Dallas — Fort Worth	1	500
East Bay	1	280
Seattle	1	120
Chicago	1	293

Total Target Markets	17	4,098
Opportunistic and Other Markets:
Baltimore	3	401
Indianapolis	7	1,885
Hartford [6]	2	650
Minneapolis	2	490
Norfolk	1	458
Other Markets [6]	8	1,511

Total Opportunistic and Other Markets	23	5,395

Total Conventional Dispositions	40	9,493

[6]	During the third quarter 2008, Aimco exited the Hartford market and the Las Vegas and Tuscon markets, which are included in Other Markets in the table above.

AIMCO 3rd Quarter 2008	Page 15

Supplemental Schedule 9
Capital Expenditures
Nine Months Ended September 30, 2008
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties, redevelopment or entitlement. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties, redevelopment and entitlement for the nine months ended September 30, 2008. Per unit numbers are based on approximately 128,508 average units, including 111,623 conventional and 16,885 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$25,323	$197
Turnover related	36,356	283
Capitalized site payroll and indirect costs	10,820	84

Total Aimco’s share of Capital Replacements	$72,499	$564

Capital Replacements:
Conventional	$68,060	$610
Affordable	4,439	$263

Total Aimco’s share of Capital Replacements	72,499	$564

Capital Improvements:
Conventional	76,875	$689
Affordable	8,210	$486

Total Aimco’s share of Capital Improvements	85,085	$662

Casualties:
Conventional	7,818
Affordable	1,453

Total Aimco’s share of Casualties [2]	9,271

Redevelopment (see Schedule 10) [3]:
Conventional projects	182,185
Tax Credit projects	73,832

Total Aimco’s share of Redevelopment	256,017

Entitlement [4]	18,226

Total Aimco’s share of capital expenditures	441,098

Plus minority partners’ share of consolidated spending	35,498
Less Aimco’s share of unconsolidated spending	(566)

Capital expenditures per consolidated statement of cash flows	$476,030

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]
A portion of expenditures related to casualty losses is reimbursed through insurance. Casualties for the nine months ended September 30, 2008, reflects only the portion of the anticipated spending related to Tropical Storm Fay and Hurricane Ike incurred as of September 30, 2008.

[3]
Redevelopment expenditures for conventional and tax credit projects may include costs related to pre-construction or other activities on projects other than those included as active on Schedule 10. Therefore the total costs presented on this schedule may exceed those included as AIV share on Schedule 10.

[4]
Entitlement projects consist of Lincoln Place (CA) and Pacific Bay Vistas (formerly Treetops) (CA), which are predominantly vacant and have September 30, 2008 net book values of approximately $201 million and $34 million, respectively.

AIMCO 3rd Quarter 2008	Page 16

Supplemental Schedule 10
Summary of Redevelopment Activity
Nine Months Ended September 30, 2008
(dollars in millions)
(unaudited)

				Actual Expenditures
			Total		Nine Months Ended
	Number of	Number of	Estimated	Inception to	September 30, 2008
	Properties	Units	Expenditures	Date	Actual Amount	Aimco’s Share

CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2007	48	19,441	$756.3	$591.3	$192.6	$176.1
New redevelopment projects started during period	2	636	9.8	1.8	1.8	1.8
Changes in project scope and estimated costs			56.5

Redevelopment expenditures during period	50	20,077	822.6	593.1	194.4	177.9

Projects completed during period	(7)	(4,208)	(35.7)	(35.7)

Active redevelopment projects at September 30, 2008 [1]	43	15,869	786.9	557.4

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2007	11	1,715	$113.0	$102.5	$52.3	$52.3
New redevelopment projects started during period	14	1,716	85.8	21.0	21.0	20.9
Changes in estimated costs			13.5

Redevelopment expenditures during period	25	3,431	212.3	123.5	73.3	73.2

Projects completed during period	(7)	(1,111)	(53.6)	(43.4)

Active redevelopment projects at September 30, 2008	18	2,320	158.7	80.1

TOTAL ACTIVE REDEVELOPMENT PROJECTS	61	18,189	$945.6	$637.5

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES					$267.7	$251.1

[1]	Targeted return on investment in Conventional Redevelopment projects is 7.5% — 8.5%.

AIMCO 3rd Quarter 2008	Page 17

Supplemental Schedule 11
Aimco Capital
(in thousands, unaudited)
Investment Management Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Current asset management fees [1]	$1,286	$629	$3,068	$1,800
Deferred asset management fees [2]	146	145	674	3,012
Promotes	16,934	5,848	48,579	9,946
Other GP transactional fees	6,637	463	8,402	3,292

Total asset management revenues	25,003	7,085	60,723	18,050

Tax credit syndication fees [3]	—	156	1,425	4,547
Deferred tax credit income [4]	7,752	5,506	21,634	16,957

Total tax credit revenues	7,752	5,662	23,059	21,504

Total asset management and tax credit revenues	32,755	12,747	83,782	39,554

Accretion on discounted notes receivable [5]	1,162	1,877	(1,008)	4,437
Flamingo option termination fees	—	6,000	—	6,000
Land gains	1,669	—	1,669	—
Other portfolio management income [6]	1,587	1,935	5,570	4,174

Total portfolio management income	4,418	9,812	6,231	14,611

Total investment management revenues	37,173	22,559	90,013	54,165

Investment management expenses	(5,842)	(5,812)	(15,859)	(15,799)

Net investment management income (pre-tax)	31,331	16,747	74,154	38,366
Income taxes [7]	(1,442)	(1,091)	(5,785)	(7,279)

Net investment management income (after tax)	$29,889	$15,656	$68,369	$31,087

Summary of Projected Tax Credit Income

	Remainder	Year Ending December 31,
	2008	2009	2010	2011	2012	Thereafter	Total

Amortization of deferred income [8]	$7,497	$32,877	$28,582	$27,949	$27,707	$113,107	$237,719
Income taxes [9]	$(2,924)	$(12,822)	$(11,147)	$(10,900)	$(10,806)	$(44,112)	$(92,711)

Projected income, net of tax	$4,573	$20,055	$17,435	$17,049	$16,901	$68,995	$145,008

[1]	Current asset management fees represent income earned in exchange for asset management services provided to third parties.

[2]
Deferred asset management fees represent asset management fees earned in prior periods, the collectibility of which was deemed uncertain, and such fees were therefore deferred. Fees are recognized in income when collectibility is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of payment.

[3]	Aimco receives a fee for the syndication of tax credit partnerships which is earned and paid upon completion of the syndication.

[4]
Aimco earns tax credit income in connection with the transfer of tax credits to tax credit investors, a significant portion of which is paid simultaneously with the completion of the syndication. The balance is generally paid within 12 to 24 months. Tax credit income is recognized as tax credits are delivered to the investors, generally over a period of ten years. See Summary of Projected Tax Credit Income.

[5]
Aimco holds certain loans extended by predecessors whose positions we generally acquired at a discount. Interest income on these discounted notes is recognized at such time when the collectibility of the income is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of repayment. Accretion on discounted notes receivable is included in interest income in Aimco’s consolidated statements of income. During the nine months ended September 30, 2008, Aimco revised its estimate of the timing and amount of payment on a discounted note and as a result recorded an adjustment of $4.0 million to accretion income.

[6]
Other portfolio management income during 2008 and 2007 includes interest income received under total rate of return swaps, which is included in interest expense in Aimco’s consolidated statements of income. During 2007, other portfolio management income also includes consideration received in exchange for the transfer of certain property rights, which is included in other (income) expenses, net in Aimco’s consolidated statements of income during 2007.

[7]
Investment management income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries. Quarterly and year-to-date income taxes are recalculated each period.

[8]
Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[9]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 3rd Quarter 2008	Page 18

Supplemental Schedule 12
Apartment Unit Summary
As of September 30, 2008
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	244	69,758	69,758	100%
Partially-owned consolidated properties	112	34,790	24,854	71%
Partially-owned unconsolidated properties	2	732	264	36%

Total	358	105,280	94,876	90%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	86	11,866	11,866	100%
Partially-owned consolidated properties	131	14,499	4,600	32%
Partially-owned unconsolidated properties	88	9,440	1,650	17%

Total	305	35,805	18,116	51%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	330	81,624	81,624	100%
Partially-owned consolidated properties	243	49,289	29,454	60%
Partially-owned unconsolidated properties	90	10,172	1,914	19%

Total	663	141,085	112,992	80%

Management Contracts:
Property-managed for third parties	34	3,159
Asset-managed	370	33,839

Total	404	36,998

Total Portfolio	1,067	178,083

AIMCO 3rd Quarter 2008	Page 19

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related costs and impairment losses, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. CI expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Supplemental Schedule 9 for further detail. CR expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 3rd Quarter 2008	Page 20